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                                                                    EXHIBIT 23.2


            CONSENT OF KPMG PEAT MARWICK LLP INDEPENDENT AUDITORS


The Board of Directors
Lincare Holdings Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for income taxes.

/s/ KPMG PEAT MARWICK LLP
    KPMG PEAT MARWICK LLP

St. Petersburg, Florida
July 10, 1995